Exhibit 99.1

MoneyGram Announces Closing of Private Offering of $415 Million of Senior

Secured Notes and $400 Million Senior Secured Term Loan

DALLAS, July 21, 2021 /PRNewswire/ — MoneyGram International, Inc. (NASDAQ: MGI) (“MoneyGram” or the “Company”) today announced the closing of its previously announced private offering of $415 million aggregate principal amount of 5.375% senior secured notes due 2026 (the “notes”) and related guarantees (as defined below). Substantially concurrently with the closing of the offering, the Company closed a new $400 million senior secured term loan, and also now has a new undrawn revolving facility of $32.5 million, both pursuant to a new credit agreement, dated as of July 21, 2021 (the “New Credit Agreement”), by and between the Company, as borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

The Company used the net proceeds from the offering and the closing of the term loan to prepay the full amount of first lien and second lien indebtedness under its existing senior secured credit facilities, and to pay related accrued interest, fees and expenses.

The notes are unconditionally guaranteed, jointly and severally, on a senior secured basis (collectively, the “guarantees”), initially by the Company’s subsidiaries that guarantee borrowings under the New Credit Agreement, and by certain future wholly owned domestic subsidiaries (the “guarantors”). The notes are secured, on an equal and ratable, first-priority basis with obligations under the New Credit Agreement by liens on substantially all of the assets of the Company and the guarantors, subject to certain exceptions and intercreditor arrangements.

The notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Offers of the notes and related guarantees were made only by means of a private offering memorandum, and are not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Forward Looking Statements

This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Media Contact

Stephen Reiff

media@moneygram.com